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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-39350)of our report dated June 12, 2000 relating to the financial statements of Ribapharm (A Division of ICN Pharmaceuticals, Inc.), which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Newport Beach, CA
August 22, 2000